                                  Exhibit 99.1
                                  Press Release

(TERAFORCE TECHNOLOGY CORPORATION LOGO)


                    TERAFORCE REPORTS SECOND QUARTER RESULTS
                      REVENUES INCREASE OVER FIRST QUARTER

NEWS RELEASE


Contact: Patty Dickerson, Investor Relations - 469-330-4969 pdickerson@teraforce-tech.com

RICHARDSON, TEXAS (AUGUST 14, 2003) - TeraForce Technology Corporation (OTCBB:TERA) today announced financial results for the second quarter ended June 30, 2003.

FINANCIAL RESULTS

Second quarter 2003 net revenue amounted to $1,385,000. The comparable net revenue amount for the second quarter of 2002 was $1,659,000. Net revenue amounted to $953,000 in the first quarter of 2003.

For the second quarter of 2003 the Company reported a net loss of $1,887,000 ($0.02 per share). In the second quarter of 2002 the Company had a net loss of $2,067,000 ($0.02 per share). For the first six months of 2003 the Company had a net loss of $4,078,000 ($0.03 per share) as compared to net income of $2,717,000 ($0.03 per share) in the first six months of 2002. The first six months 2002 results include a gain of $6,300,000 from the settlement of litigation.

On August 4, 2003 the Company completed its previously announced private placement of 12% Convertible Subordinated Notes Due 2005. In this private placement the Company issued a total of $3,010,000 principal amount of the notes. Net proceeds to the Company after costs related to the offering amounted to approximately $2,800,000.

MANAGEMENT COMMENTARY

TeraForce chairman and chief executive officer Herman Frietsch stated, "Accomplishments during the second quarter of 2003 were pivotal to achieving our objectives for the year. We raised working capital that is necessary to effectively execute the buildup in customer orders we have been receiving this year, as well as additional significant orders we expect to receive during the third and fourth quarters. Concurrently, we completed the restructuring of our debt with the primary benefit of eliminating any scheduled repayments until June 2004.

"While our second quarter revenues increased over the first quarter, we did note delays in orders from some customers during that time. This experience appears to have been wide-spread in our industry and is generally believed to be a temporary phenomenon related to federal funding processes. We are now seeing firm indications of resumption of order activity.

"We are expecting further production orders from design wins we have previously disclosed, and we are pursuing a significant number of additional program opportunities for our VQG4 products and our new Eagle(TM) product line. Our progress to date and the opportunities we see ahead are also enhancing our ability to develop strategic positioning in our industry through cooperative relationships."



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
                                  Exhibit 99.1
                                  Press Release


CONFERENCE CALL SCHEDULED

The Company will host a management conference call Monday, August 18 12:00 p.m. Central Daylight Time, to review the Company's quarterly results and the status of its refinancing activities. Shareholders and investors interested in attending the conference call should dial 904-779-4779 ten minutes prior to the call, reservation code 18603826. A live webcast of the conference call will also be available on the TeraForce website http://www.teraforcetechnology.com/.

A replay of the conference call will be available later that day from 4:00 p.m. Eastern Daylight Time on August 18 through 4:00 p.m. Eastern Daylight Time on September 18. To access the playback, please call 402-220-2491. The reservation code for the replay is 18603826. A replay will also be available online through the TeraForce website http://www.teraforcetechnology.com/.

ABOUT TERAFORCE TECHNOLOGY CORPORATION

Based in Richardson, Texas, TeraForce Technology Corporation (OTCBB: TERA) designs, develops, produces and sells high-density embedded computing platforms and digital signal processing products, primarily for applications in the defense electronics industry. TeraForce's primary operating unit is DNA Computing Solutions, Inc., www.dnacomputingsolutions.com.

Except for the historical information contained herein, the statements in this announcement are forward looking statements which involve risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward looking statements. Factors that might cause such a difference include, but are not limited to, those relating to: general economic conditions in the markets in which the company operates; success in the development and market acceptance of new and existing products; dependence on suppliers, third party manufacturers and channels of distribution; contingent liabilities; customer and product concentration; fluctuations in customer demand; maintaining access to external sources of capital; ability to attract and retain key management and technical personnel; issues regarding intellectual property rights; overall management of the Company's expansion; and other risk factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company does not utilize electronic "bulletin boards" as a means of disseminating information. The Company's officers, directors, employees and representatives are prohibited by Company policy from participating in such forums in regards to the Company.



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

                                  Exhibit 99.1
                                  Press Release


                TERAFORCE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                 Consolidated Condensed Statements of Operations
                  (Thousands of dollars, except per share data)


                                                   Three Months Ended            Six Months Ended
                                                        June 30,                      June 30,
                                                ------------------------      ------------------------
                                                  2003           2002           2003           2002
                                                ---------      ---------      ---------      ---------
                                                                      (unaudited)
Net revenues                                    $   1,385      $   1,659      $   2,338      $   3,289
Cost of revenue                                       977            960          1,657          1,719
                                                ---------      ---------      ---------      ---------
     Gross profit                                     408            699            681          1,570
                                                ---------      ---------      ---------      ---------
Expenses:
   Engineering and development                        696            903          1,481          1,940
   Selling and administrative                       1,147          1,777          2,351          2,962
                                                ---------      ---------      ---------      ---------
                                                    1,843          2,680          3,832          4,902
                                                ---------      ---------      ---------      ---------
     Operating loss                                (1,435)        (1,981)        (3,151)        (3,332)
                                                ---------      ---------      ---------      ---------
Other income (expense):
   Litigation settlement                               --             --             --          6,300
   Litigation costs, net of
     insurance reimbursement                          (48)           143           (125)            91
   Share of income (loss) of unconsolidated
     affiliate                                       (152)          (136)          (369)          (106)
   Interest expense                                  (252)          (115)          (368)          (258)
   Interest income and other                           --             22            (65)            22
                                                ---------      ---------      ---------      ---------
                                                     (452)           (86)          (927)         6,049
                                                ---------      ---------      ---------      ---------
   Net income (loss)                            $  (1,887)     $  (2,067)     $  (4,078)     $   2,717
                                                =========      =========      =========      =========

Basic and diluted income (loss) per share       $    (.02)     $    (.02)     $    (.03)     $     .03
                                                =========      =========      =========      =========

Weighted average number of common shares
   outstanding - basic and diluted                118,080         88,469        116,575         87,583
                                                =========      =========      =========      =========



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